SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009 (July 28, 2009)

SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	52-1700207
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

________________________

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On July 28, 2009, we entered into a new employment agreement (the “Employment Agreement”) with Scott A. Greenstein to continue to serve as our President and Chief Content Officer through July 27, 2013. The Employment Agreement provides for an annual base salary of $850,000, with an increase to at least $925,000 on January 1, 2010; at least $1,000,000 on January 1, 2011; at least $1,100,000 on January 1, 2012; and at least $1,250,000 on January 1, 2013. Mr. Greenstein will also be eligible to receive annual bonuses in an amount determined each year by the Compensation Committee of our board of directors. The Employment Agreement supersedes Mr. Greenstein’s existing employment agreement.

     In connection with the execution of the Employment Agreement, we granted Mr. Greenstein an option to purchase 27,768,136 shares of our common stock at an exercise price of $0.43 per share (the closing price of our common stock on July 28, 2009) (the “Option”). The Option will vest in four equal installments on each of July 26, 2010, July 26, 2011, July 26, 2012 and July 26, 2013. The vesting of these stock options will accelerate upon the termination of Mr. Greenstein’s employment by us without cause, by him for good reason, and upon his death or disability. The Option will generally expire on July 27, 2019, subject to earlier termination following Mr. Greenstein’s termination of employment.

     If Mr. Greenstein’s employment is terminated without cause or he terminates his employment for good reason, subject to an execution of a release of claims, we are obligated to pay him a lump sum payment equal to his then annual salary and the cash value of the bonus last paid or payable to him in respect of the preceding fiscal year and to continue his health and life insurance benefits for one year.

     In the event that any payment we make, or benefit we provide, to Mr. Greenstein would require him to pay an excise tax under Section 280G of the Internal Revenue Code, we have agreed to pay Mr. Greenstein the amount of such tax and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

     The foregoing description is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

The Exhibit Index attached hereto is incorporated herein.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM RADIO INC.

By:	/s/	Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: July 29, 2009

EXHIBITS

Exhibit	Description of Exhibit

10.1	Employment Agreement, dated as of July 28, 2009, between Sirius XM Radio Inc. and Scott A. Greenstein